EXHIBIT 10.10

                     FORM OF FLEXIBLE PREMIUM LIFE INSURANCE
                 ENDORSEMENT METHOD SPLIT DOLLAR PLAN AGREEMENT
                (Pursuant to Director Indexed Retirement Program
                               for Citizens Bank)
                         for the following individuals:


Carol D. Arflin
Clinton B. Brannen, Jr.
Don G. Davis
Patti S. Davis
Larry W. Dunaway
Wendell S. Dunaway
James W. Johnson
Lisa G. Lane
Ronney S. Ledford
Cecil A. McGraw
Wayne P. Peavy
Michael Phillips
Michael C. Speight
Charles G. Speight, Jr.
Charles G. Speight, Sr.
J. Daniel Speight, Jr.
Benjamin Tew

1

                         FLEXIBLE PREMIUM LIFE INSURANCE
                 ENDORSEMENT METHOD SPLIT DOLLAR PLAN AGREEMENT

Insurer:                               Security Life of Denver Insurance Company

Policy Number:                         1065845

Corporation:                           Citizens Bank

Insured:

Relationship of Corporation to Insured:Employer


        The respective rights and duties of the Corporation and the Insured in the subject policy shall be as defined in the following:

I.      DEFINITIONS


        Refer to the policy contract for the definition of all terms in this Agreement.


II.     POLICY TITLE AND OWNERSHIP

        Title and ownership shall reside in the Corporation for its use and for the use of the Insured all in accordance with this Agreement. The
        Corporation alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Corporation and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.


III.    BENEFICIARY DESIGNATION RIGHTS

        The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured and to elect and change a payment option for such beneficiary, subject to any right or interest the Corporation may have in such proceeds, as provided in this Agreement.


IV.     PREMIUM PAYMENT METHOD

        The Corporation shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.      TAXABLE BENEFIT

        Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The
        Corporation (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent.


VI.     DIVISION OF DEATH PROCEEDS

        Subject to paragraph VII herein, the division of the death proceeds of the policy is as follows:

        A. The Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

        B. The Corporation shall be entitled to the remainder of such proceeds.

        C. The Corporation and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.


VII.    DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

        The Corporation shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Corporation and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.


VIII.   PREMIUM WAIVER

        If the policy contains a premium waiver provision, such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Corporation.


IX.     RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

        In the event the policy involves an endowment or annuity element, the Corporation's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

X.      TERMINATION OF AGREEMENT

        This agreement shall terminate at the option of the Corporation following thirty (30) days written notice to the Insured upon Insured being discharged from employment with the Corporation for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the bank.

        Upon such  termination,  the Insured (or assignee)  shall have a ninety
        (90) day option to receive from the Corporation an absolute assignment of the policy in consideration of a cash payment to the Corporation, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

        1. The Corporation's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

        2. The amount of the premiums which have been paid by the Corporation prior to the date of such assignment.

        Should the Insured (or assignee) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.


XI.     INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

        The Insured may not, without the written consent of the Corporation, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.


XI.     AGREEMENT BINDING UPON THE PARTIES

        This Agreement shall bind the Insured and the Corporation, their heirs, successors, personal representatives and assigns.


XIII.   NAMED FIDUCIARY AND PLAN ADMINISTRATOR

        Citizens Bank of Vienna, Georgia, is hereby designated the "Named Fiduciary." As Named Fiduciary, Citizens Bank shall be responsible for the management, control and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.


XIV.    FUNDING POLICY

        The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XV.     CLAIMS PROCEDURE FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

        Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (404-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

        In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.


XVI.    GENDER

        Whenever in this agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.


XVII.   INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

        The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.


Executed at Vienna, Georgia, this 13th day of January, 1995.

                                      CITIZENS BANK



                                      By
----------------------------          --------------------------------
Witness                               Title



                                      By:
----------------------------          --------------------------------
Witness